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                                                            EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
E-Star Holdings Inc.

We consent to the use in this amendment no. 1 to the registration statement of E-Star Holdings Inc. on Form SB-2 of our report dated March 28, 2000 on audit of the consolidated financial statements of E-Star Holdings, Inc. and subsidiaries as of February 29, 2000 appearing in the Prospectus, which is a part of this registration statement, and to the reference to us under the heading "Experts" in such Prospectus.



                              Peter C. Cosmas Co., CPA's




370 Lexington Ave.
New York, N. Y. 10017
June 7, 2000